UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2020

 Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

 Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is a combined report being filed separately by two different registrants: Consolidated Edison, Inc. (“Con Edison”) and Consolidated Edison Company of New York, Inc. (“CECONY”). CECONY is a wholly-owned subsidiary of Con Edison and, as such, the information in this Current Report about CECONY also applies to Con Edison. CECONY makes no representation as to the information contained in this Current Report relating to Con Edison or the subsidiaries of Con Edison other than itself.

Item 8.01	OTHER EVENTS.
Con Edison’s utility subsidiaries, CECONY and Orange and Rockland Utilities, Inc. (“O&R” and together with CECONY, the “Utilities”), have restored electric service to all of their customers whose service was interrupted by Tropical Storm Isaias. CECONY and O&R estimate, on a preliminary basis, their incremental response and restoration costs for Tropical Storm Isaias to be up to $115 million and $35 million, respectively, a majority of which are operating costs. The Utilities’ electric rate plans provide for recovery of operating costs and capital expenditures under different provisions. The Utilities’ incremental operating costs attributable to storms are to be deferred for recovery as a regulatory asset under their electric rate plans, while capital expenditures, up to specified levels, are reflected in rates under their electric rate plans.

On August 19, 2020, the New York State Department of Public Service (“NYDPS”) issued to each of CECONY and O&R a Notice of Apparent Violations Related to Tropical Storm Isaias. The notices, among other things, assert that, based on its initial investigations, the Utilities are in apparent violation of the New York State Public Service Law for allegedly failing to follow the requirements of their emergency response plans and assert that the New York State Public Service Commission (“NYSPSC”) may seek to commence administrative penalty proceedings against the Utilities. The Utilities are unable to estimate the amount of any potential penalty at this time. The notices also provide for several corrective actions that the Utilities must implement immediately, and the Utilities are in the process of implementing such actions. The notices further assert that: the NYSPSC is authorized to revoke or modify utility certificates to operate based on findings of repeated violations that demonstrate a failure of a utility corporation to continue to provide safe and adequate service; the NYSPSC has on other occasions deemed the Utilities’ response to a major storm event to be inadequate; and the NYDPS intends to specifically determine as part of its ongoing investigations whether the Utilities’ alleged violations warrant revocation of their certificates to operate.

The information in this Current Report on Form 8-K includes forward-looking statements. Forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports Con Edison and CECONY have filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: August 24, 2020

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